EXHIBIT 99.1

SurgiCare Inc. Announces Delay in Deal Closing; Progress on Syndication of Surgery/Imaging Centers

    HOUSTON--(BUSINESS WIRE)--Nov. 1, 2004--SurgiCare Inc. (AMEX:SRG), a Houston-based ambulatory surgery company, announced today the completion of the syndication of Tuscarawas Open MRI Center located in Dover, Ohio. The center, which has met financial expectations during its first 60 days of operation, is expected to have a positive impact on Fiscal 2005 earnings. Additionally, SurgiCare is in the final stages of re-syndicating the Memorial Village Surgery Center located in Houston, Texas, and has reached an agreement with Memorial Urology Associates to begin referring surgical cases to this center beginning in November 2004.
    SurgiCare announced there has been a slight delay in the closing of the previously announced merger. As the Company completes the final details of the conditions to closing, the parties to the merger have executed the appropriate extensions to allow the closing of the transactions in the next few weeks.
    "The delays we are experiencing are procedural and paperwork related," stated Keith LeBlanc, CEO of SurgiCare. "They have no impact on the deal's viability."

    Information About Forward-Looking Statements

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of SurgiCare and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
    Any number of factors could affect future operations and results and the consummation of the transactions described herein, including, without limitation, SurgiCare's ability to refinance its debt and other accounts payable; the results of various parties' due diligence investigations; the occurrence of any material adverse change affecting any of the parties prior to closing; a worsening of SurgiCare's business or financial condition; the ability of SurgiCare to negotiate definitive documentation with DCPS and MBS; a decline in the price of SurgiCare's common stock, which could affect the percentages to be held by the parties following the closing; receipt of the necessary approval of stockholders and regulatory authorities; and those specific risks that are discussed in SurgiCare's previously filed Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003.
    SurgiCare undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: SurgiCare Inc., Houston
             Keith LeBlanc, 713-973-6675 or toll free 866-821-5200
             www.surgicareinc.com